UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ESPEY MFG. & ELECTRONICS CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ESPEY MFG. & ELECTRONICS CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
BE HELD DECEMBER 4, 2026

October 26, 2026

To the Shareholders of

ESPEY MFG. & ELECTRONICS CORP.:

You are cordially invited to attend the Annual Meeting of Shareholders of Espey Mfg. & Electronics Corp., which will be held at the Courtyard by Marriott, 11 Excelsior Ave, Saratoga Springs, New York, on December 4, 2026, at 9:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect two Class C Directors to serve for a three-year term expiring at the 2029 Annual Meeting or until their respective successors are duly elected and qualified, the nominees are named in the attached proxy statement; and

2.	To ratify the appointment of PKF O'Connor Davies (PKF), as the Company’s independent public accountants for the fiscal year ending June 30, 2027.

No other business may be transacted at the meeting.

The Board of Directors has fixed the close of business on October 15, 2026, as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, said meeting or any adjournment thereof. The books for transfer of the Company’s capital stock will not be closed.

Even if you expect to attend the meeting in person, it is urged by the Company that you mark, sign, date, and return the enclosed proxy. The proxy may be revoked at any time before it is voted and shareholders who execute proxies may nevertheless attend the meeting and vote their shares in person. Every properly signed proxy will be voted as specified unless previously revoked.

Voting will be permitted only by proxy or by attending the meeting and providing the Corporate Secretary in advance with a legal proxy from an intermediary, if your shares are not owned by you directly.

By Order of the Board of Directors,

Jennifer M. Pickering
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 4, 2026:

This notice of Annual Meeting, Proxy Statement and accompanying Annual Report to the Shareholders are available at our website at http://www.espey.com.

Please make your selection and sign and date the enclosed proxy and mail it promptly in the accompanying pre-addressed, postage-free envelope.

ESPEY MFG. & ELECTRONICS CORP.

233 Ballston Avenue

Saratoga Springs, New York 12866

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Espey Mfg. & Electronics Corp. (the “Company”) for use in voting at the Annual Meeting of the Shareholders of the Company to be held at the Courtyard by Marriott, 11 Excelsior Ave, Saratoga Springs, New York, on December 4, 2026, at 9:00 a.m., Eastern Standard Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Meeting. It is anticipated that the Notice of Annual Meeting of Shareholders, this Proxy Statement and the form of proxy will be mailed on or about October 30, 2026.

VOTING AND REVOCABILITY OF PROXIES

Every properly dated, executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by such proxy will be voted (i) FOR the election of the Class C Directors nominated by the Board of Directors, for a three-year term, and (ii) FOR ratification of the appointment of PKF O'Connor Davies (PKF), as the Company’s independent public accountants for the fiscal year ending June 30, 2027. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting thereof by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting, or by signing and delivering a new proxy card bearing a later date. The Company’s only class of voting securities is its Common Stock, par value $.33-1/3 per share (the “Common Stock”). Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. In accordance with the Company’s By-Laws and applicable state law, the election of directors will be determined by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote thereon, in person or by proxy, at the Annual Meeting. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”) will not be counted. Cumulative voting in connection with the election of directors is not permitted.

Please note that in accordance with rules of the New York Stock Exchange governing brokers, the election of directors (Proposal No. 1), is a “non-discretionary” item. Shares which are held in a brokerage account as to which the broker does not receive instructions on how to vote with respect to this item may not be voted with respect to this proposal and those votes will be counted as “broker non-votes.”

What are Broker Non-Votes? Broker non-votes are shares held in the street name by a broker that the broker has no discretionary authority to vote. Brokers do not have authority to vote on matters considered to be non-routine unless they have received instructions from the beneficial owners of the shares.

The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve the ratification of the appointment of the independent accountants.

Shares which are voted to abstain and broker non-votes are not counted as votes cast on any matter to which they relate.

The By-Laws of the Company provide that the majority of the shares of the Common Stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares which are voted to abstain are considered as present at the Annual Meeting for the purposes of determining a quorum. Broker non-votes are considered as present at the Annual Meeting for the purposes of determining a quorum.

RECORD DATE AND SHARE OWNERSHIP

Only holders of Common Stock of record on the books of the Company at the close of business on October 15, 2026, will be entitled to vote at the meeting. There were 3,039,672 shares of Common Stock outstanding and entitled to vote on October 15, 2026.

Proposal no. 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides that the Board of Directors shall consist of not less than three nor more than nine persons with the actual number determined in accordance with the Company’s By-Laws. The Certificate of Incorporation further provides that there shall be three classes of directors (Class A, Class B and Class C) with overlapping three-year terms and that all classes shall be as nearly equal in number as possible.

The terms of two Class C Directors expire at the Annual Meeting. There are also presently two Class A Directors, whose terms expire at the 2027 Annual Meeting, and one Class B Director, whose term expires at the 2028 Annual Meeting.

The Board of Directors approved the recommendation of the Nominating Committee and has nominated Michael Wool, who is currently a director, to stand for election as Class C Director. The Board of Directors also approved the recommendation of the Nominating Committee and has nominated Jennifer Pickering, who is currently Corporate Secretary and an executive officer, to stand for election as Class C Director, replacing Paul Corr whose term will expire at the 2026 Annual Meeting.

The votes will be cast pursuant to the enclosed proxy for the election of the Class C nominees named unless specification is made withholding such authority. Should the nominees become unavailable, which is not anticipated, the proxies named in the enclosed proxy will vote for the election of such other person as the Board of Directors may recommend. Proxies may not be voted for a greater number of persons than the nominees named.

The names and business experience for the past five years of the persons who have been nominated by the Board of Directors to stand for election as directors at the Annual Meeting, and the remaining directors whose terms are continuing until the 2027 or 2028 Annual Meeting appear below.

The Board has determined that all of the Board members with the exception of David A. O’Neil, are independent in accordance with the listing standards of the NYSE American and the By-Laws of the Company. Should Jennifer Pickering be elected to the Board, she will not be independent, but a majority of the Board members will still be independent in accordance with the listing standards of the NYSE American and the By-Laws of the Company.

The independent members of the Board met four times in executive session during the fiscal year ended June 30, 2026, incidental to each regularly scheduled Board of Directors meeting, with no non-independent members or members of management present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING

NOMINEES FOR CLASS C DIRECTOR.

Name	Age	Offices and Positions Held With Company	Principal Occupation or Employment	Period to Date Served as Director
Michael Wool	80		Attorney engaged in private practice of law and senior partner since 1982 in the law firm of Langrock, Sperry & Wool, with offices in Burlington, VT and Middlebury, VT. Mr. Wool also serves on the board of the New England Board of Higher Education as former Chair, Honorary Commander 158th Fighter Wing, Vermont Air National Guard and as a Director Emeritus of the Boys and Girls Club of Burlington, VT.	1990
Jennifer Pickering	48	Chief HR Officer & Facility Security Officer & Corporate Secretary	Chief Human Resources Officer and Facility Security Officer since April 8, 2024 and Corporate Secretary since July 1, 2024. Prior to joining the Company, she was a Senior Director, Human Resources at semiconductor manufacturer, GlobalFoundries.	N/A

CONTINUING CLASS A DIRECTORS – SERVING FOR A THREE-YEAR TERM

EXPIRING AT THE 2027 ANNUAL MEETING.

Name	Age	Offices and Positions Held With Company	Principal Occupation or Employment	Period to Date Served as Director
Carl Helmetag	78	Chair of the Board	An independent business consultant working for profit and non-profit entities. Mr. Helmetag has an MBA from The Wharton School of Business, University of Pennsylvania and a BA in Economics from the University of Wisconsin. He is on the Finance Committee and Chair of the Audit Committee of the Providence Art Club.	1999
David A. O’Neil	61	President and CEO	President and CEO since January 1, 2022. He previously served as Treasurer and Chief Financial Officer of the Company from January 4, 2000, and Executive Vice President from December 2, 2016. Mr. O’Neil served as Interim President and CEO from June 2, 2014 until January 31, 2015. Prior to joining the Company, he was a Senior Manager at the accounting firm KPMG LLP.	2018

CONTINUING CLASS B DIRECTOR – SERVING FOR A THREE-YEAR TERM

EXPIRING AT THE 2028 ANNUAL MEETING.

Name	Age	Offices and Positions Held With Company	Principal Occupation or Employment	Period to Date Served as Director
Nancy K. Patzwahl	60		Certified Public Accountant employed as a principal at UHY Advisors NY, Inc. since January 2020. Previously she was a shareholder in the Hudson, NY accounting firm of Pattison, Koskey, Howe & Bucci, CPAs PC from 1997 through 2019 and a Senior Manager in Albany, NY with KPMG LLP. She has over 25 years of board experience, serving on both non-profit and for-profit boards and serving as chair of board audit committees. Since April 2025, Ms. Patzwahl has served as a director of Rhinebeck Bancorp Inc. (NASDAQ RBKB).	2022

Except as disclosed with respect to Ms. Patzwahl above, none of the directors holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of the Securities Act of 1933 or any company registered as an Investment Company under the Investment Company Act of 1940.

BOARD OF DIRECTORS QUALIFICATIONS

The Board of Directors believes that with respect to current and nominated Board members, a demonstration of dedicated commitment to the responsibilities of a director is a leading criteria for assessing such person’s qualifications for continued service on the Board. The Board will also consider a nominee’s relationship to the Company and the following skill sets and experience in evaluating Board candidates: industry experience, corporate management experience, financial acumen, international sales experience, mergers and acquisition experience, and corporate governance experience.

The specific experiences, qualifications, attributes and skills of the nominee for director and the individuals continuing as directors are as follows:

Director Nominees

Mr. Wool is a business and tax lawyer with over fifty years of experience advising a broad range of clients in a broad spectrum of business, tax, governmental, commercial, corporate governance, and transactional matters. He provides valuable insight and legal advice to the Espey Board and to senior management upon request, in its deliberations and consideration of strategic initiatives including potential business combinations and acquisitions, employee and executive compensation matters, advice and analysis concerning contractual matters, corporate governance matters and other legal issues. Mr. Wool played a key role in the design and adoption, amendments, administration, ongoing compliance and new transactions of the Espey Employee Stock Ownership Plan (“ESOP”) and consults with management concerning the plan’s ongoing operation.

Ms. Pickering serves as the Company’s Chief Human Resources Officer, Facility Security Officer, and Corporate Secretary and, through her day-to-day involvement in the Company’s human resources and talent management functions, has developed a broad understanding of the Company’s workforce, organizational structure and human capital needs. Her experience enables her to provide valuable perspective to senior management and the Board regarding the Company’s strategic direction and the Board’s oversight and policy-setting responsibilities. Ms. Pickering has several decades of experience in human resources, human capital management and corporate administration, including responsibility for all aspects of human resources and talent management and experience supporting mergers and acquisitions. Her experience includes employee compensation and benefits, talent acquisition and development, employee and industrial relations, and other human capital matters. Ms. Pickering is a Certified Plan Sponsor Professional (CPSP) and serves as a member of the Company’s Employee Stock Ownership Plan (ESOP) Committee and ESOP Trustee, Plan Administrator and Fiduciary, as well as the Company’s 401(k) Plan Administrator and Fiduciary, and Stock Plan Administrator. Ms. Pickering has served as the Company’s Corporate Secretary since July 2024. The Board believes that Ms. Pickering’s extensive experience in human resources, human capital management, employee benefit and equity plans, mergers and acquisitions, corporate administration and fiduciary matters provides her with valuable skills and perspective to serve as a director.

Continuing Directors

Mr. Helmetag has a very strong business leadership, financial management and strategic planning background through his long career as a senior executive in several corporations.  His personal experience in business development, economic conditions and financial issues is an invaluable resource for the Board on a myriad of matters it must consider from time to time. He is Chair of the Board of Directors.

Mr. O’Neil is the Company’s President and Chief Executive Officer and through his day-to-day involvement in all aspects of the Company’s operations provides a vital link between senior management personnel and the general oversight and policy setting responsibilities of the Board. He has served as a Company Officer since 2000. Mr. O’Neil is integrally involved with the Company’s strategic business development plans, bids for new business, and the administration of the Company’s relationships with long-term customers.

Ms. Patzwahl’s experience as a certified public accountant, and service as chairs on board audit committees, brings strong financial skills to the Board, is an invaluable resource for the Board for financial risk assessment, and qualifies her to be an Audit Committee financial expert for the Company.

OTHER EXECUTIVE OFFICERS

The only individual currently considered an executive officer of the Company not previously identified is:

Kaitlyn N. O’Neil, 34, Chief Financial Officer and Treasurer since September 8, 2026 and previously Principal Financial Officer and Treasurer since February 15, 2025.  Ms. O’Neil is a Certified Public Accountant.  Prior to joining the Company on January 6, 2025, she was Finance Director for Octo Telematics North America, LLC. Ms. O’Neil is not related to David O’Neil.

The terms of office of all executive officers are until the next Annual Meeting of the Board of Directors unless successors are sooner appointed by the Board of Directors.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During the Company’s fiscal year ended June 30, 2026, the Board of Directors held a total of four (4) meetings (once each quarter), and each director then in office attended 100% of such meetings. Under the policies of the Board, Directors are expected to attend regular Board meetings, Board committee meetings, as applicable, and the Annual Meeting of Shareholders.

The Board has a standing Audit Committee whose members are Nancy K. Patzwahl, Chair, Paul J. Corr (who will leave the Audit Committee as result of the expiration of his term as Class C Director), and Michael Wool. The functions of this Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit and any non-audit services to be rendered by the independent accountants, reviewing the Company’s policies and procedures with respect to internal auditing, accounting and financial controls with the independent accountants and management, and reviewing the report of the independent accounting firm upon completion of its audit. During the fiscal year ended June 30, 2026, the Audit Committee held four (4) meetings, and each Committee member attended 100% of such meetings.

The Board has a standing Nominating Committee whose members are Carl Helmetag, Chair, Michael Wool, and Paul J. Corr (who will leave the Nominating Committee as result of the expiration of his term as Class C Director.) The function of this Committee is to identify and recommend to the Board individuals for nomination to fill vacancies in, and for re-nomination to, positions as Directors of the Company. During the fiscal year ended June 30, 2026, the Nominating Committee held one (1) meeting and each Committee member attended that meeting.

The Board of Directors has a standing Compensation Committee whose members are Michael Wool, Chair, and Carl Helmetag. The functions of this Committee include recommending to the full Board all compensation programs applicable to executive officers including terms of employment, salaries paid to executive officers, the compensation paid to non-employee directors and the grant of all forms of bonuses and stock-based compensation, including to whom, and the time or times at which, options or stock awards will be granted, the number of shares of common stock that underlie each grant and the exercise price and vesting schedules. During the fiscal year ended June 30, 2026, the Compensation Committee held three (3) meetings and both Committee members attended such meetings. During the last completed fiscal year, no Compensation Committee member was an officer or employee of the company, a former officer, or had a relationship requiring disclosure under applicable SEC rules.

The Board also has a Succession Committee, the members of which are Paul J. Corr (who will leave the Succession Committee as a result of the expiration of his term as Class C Director) and Michael Wool, and a Legal Affairs, Strategic Planning and M&A Committee (“Legal Affairs Committee”), the members of which are Michael Wool and David O’Neil.

Board Independence - The Board has determined that all of the members of the Audit Committee and the Nominating Committee meet the independence criteria for audit committee and nominating committee members as set forth in the listing standards of the NYSE American. The Board has further determined that Mr. Corr and Ms. Patzwahl qualify as audit committee financial experts in accordance with the rules of the United States Securities and Exchange Commission (“SEC”).

Board Leadership - The Board of Directors has not designated an individual as the lead independent director. Rather, the Board will designate one of its independent directors to act as a lead director on an ad hoc basis, taking into account the nature of the matter being addressed and the applicable skill set required.

Risk Oversight and Cybersecurity - The Board oversees the Company’s processes to manage risk and the Company’s cybersecurity program, and has delegated the primary responsibility for reviewing policies with respect to risk assessment, risk management and cybersecurity to the Audit Committee. Management is responsible for the development, implementation, and maintenance of the risk management processes and cybersecurity program. The Audit Committee consults with the Company’s Director of Information Technology regarding ongoing cybersecurity initiatives, and requests such individual, together with senior management, to report to the Audit Committee or the full Board regularly on their assessment of operational, reputational, cybersecurity and legal risks to the Company, while senior management, including the CFO, reports on financial, accounting, and competitive risks.

NON-EMPLOYEE DIRECTOR COMPENSATION

Company employees who also serve on the Company’s Board of Directors do not receive director’s fees. The non-employee Directors receive an annual fee of $71,000 for being a member of the Board of Directors. The current annual fee became effective on October 1, 2024. Prior thereto, the annual fee was $65,000.

Each Director who also serves as a member of the Audit Committee is compensated an additional annual fee of $2,500, with the exception of the Chair who is compensated an additional annual fee of $5,000. Each Director who serves as a member of the Compensation Committee or the Legal Affairs Committee is compensated an additional annual fee of $2,500 for each committee. Mr. Wool, the Chair of the Company’s ESOP Committee, is compensated an additional annual fee of $2,500. These fees are paid in monthly installments to the Directors.

The following table sets forth the compensation of the Company’s non-employee Directors for the fiscal year ended June 30, 2026:

Name	Fees Earned or Paid Cash $	Option Awards (1) $	Total $
Paul J. Corr	$74,750	$0	$74,750
Carl Helmetag	$75,500	$0	$75,500
Nancy K. Patzwahl	$74,750	$0	$74,750
Michael Wool	$81,000	$0	$81,000

(1)       No stock options were awarded in fiscal year 2026.

The non-employee Directors held the following unexercised options at June 30, 2026:

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable (a)	Option Exercise Price $	Option Expiration Date

Paul J. Corr	2,300		$13.98	12/10/2031
	2,300		$13.61	08/01/2032
	2,300		$16.54	09/08/2033
		1,500	$22.30	09/06/2034

Carl Helmetag	1,842		$27.21	12/07/2028
	2,150		$20.50	12/06/2029
	2,150		$18.05	10/21/2030
	2,300		$13.98	12/10/2031
	2,300		$13.61	08/01/2032
	2,300		$16.54	09/08/2033
		1,500	$22.30	09/06/2034

Michael Wool	2,150		$18.05	10/21/2030
	2,300		$13.98	12/10/2031
	2,300		$13.61	08/01/2032
	2,300		$16.54	09/08/2033
		1,500	$22.30	09/06/2034

Nancy K. Patzwahl	2,300		$16.54	09/08/2033
		1,500	$22.30	09/06/2034
(a)	Unexercisable options vest as follows: Options with an expiration date of September 6, 2034 vested on September 6, 2026.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the annual compensation for each of the fiscal years ended June 30, 2026 and June 30, 2025 received by the Company’s President and Chief Executive Officer and two other highly compensated executive officers who received over $100,000 in total compensation for the fiscal year ended June 30, 2026 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $	Bonus $	Option Awards (1) $	All Other Compensation (2) $	Total $

David O'Neil	2026	$384,138	$325,000	$0	$47,004	$756,143
President and Chief	2025	$313,575	$300,300	$7,455	$33,817	$655,147
Executive Officer

Kaitlyn O’Neil	2026	$149,240	$30,000	$0	$33,160	$212,400
Chief Financial Officer and	2025	$60,000	$0	$10,725	$600	$71,325
Treasurer (3)

Jennifer Pickering	2026	$215,263	$40,000	$0	$45,705	$300,968
Chief HR Officer and	2025	$194,096	$12,500	$27,250	$26,879	$260,725
Corporate Secretary

(1)	Represents the aggregate grant date fair value dollar amount computed in accordance with ASC Topic 718. For information concerning the assumptions made in the valuation of awards, see Note 11 of the Company’s financial statements for fiscal year ended June 30, 2025 (because no options were awarded in 2026.)
(2)	All other compensation includes (i) the value of shares of the Company’s common stock allocated to the Named Executive Officers’ accounts in the Company’s ESOP and, (ii) the Company’s matching contributions to the Company 401(k) Plan, as set forth below. Dividends are paid on allocated shares in the Company’s ESOP at the same time and rate and in the same form as dividends paid on common shares generally. ESOP shares allocated to the Named Executive Officers’ accounts vest in accordance with the terms of the plan. On June 30, 2026, Mr. O’Neil was 100% vested, Ms. O’Neil was 0% vested, and Ms. Pickering was 20% vested.
(3)	Ms. O'Neil served as Principal Financial Officer and Treasurer during fiscal years 2025 and 2026 and was appointed Chief Financial Officer in September 2026.

Name	Year	Value of allocated Shares in Company ESOP ($)	Company Contributions to 401(k) Plan ($)	Total

David O'Neil	2026	$43,871	$3,133	$47,004
	2025	$30,792	$3,024	$33,817

Kaitlyn O’Neil	2026	$31,454	$1,706	$33,160
	2025	$0	$600	$600

Jennifer Pickering	2026	$43,871	$1,833	$45,705
	2025	$25,446	$1,433	$26,879

The following table sets forth information concerning outstanding equity awards held by the Company’s Named Executive Officers at fiscal year-end June 30, 2026:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable (a)	Option Exercise Price $	Option Expiration Date

David O’Neil	0	1,500	$22.30	09/06/2034

Kaitlyn O’Neil	0	2,500	$28.31	01/06/2035

Jennifer Pickering	0	5,000	$21.50	07/01/2034

(a)	Unexercisable options vest as follows: Options with an expiration date of September 6, 2034 vested on September 6, 2026. Options with an expiration date of January 6, 2035 vest on January 6, 2027. Options with an expiration date of July 1, 2034 vested on July 1, 2026.

pay versus performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as such rules apply to smaller reporting companies, we are providing the following disclosure regarding the relationship between executive compensation and our financial performance for each of the fiscal years ended June 30, 2026, June 30, 2025, and June 30, 2024. In determining the “compensation actually paid” to our Named Executive Officers (“NEOs”), the SEC rules require us to make various adjustments to amounts reported in the Summary Compensation Table because the SEC’s valuation methods for this disclosure differ from those required in the Summary Compensation Table. The table below summarizes compensation values reported in our Summary Compensation Table, as well as the adjusted values required in the “pay versus performance” disclosure by the SEC rules.

Year	Summary Compensation Table Total for David O’Neil (1)	Compensation Actually Paid to David O’Neil (1) (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (2)	Net Income (in thousands)
2026	$756,143	$934,073	$256,684	$446,953	$413	$11,180
2025	$655,147	$926,742	$168,121	$368,233	$279	$8,142
2024	$621,964	$651,079	$268,348	$297,463	$131	$5,815

(1)	Our Principal Executive Officer (“PEO”) and the remaining Named Executive Officers for the relevant fiscal years, as determined under SEC rules are as follows:
Year	Current PEO	Non-PEO NEO

2026	David O’Neil	Kaitlyn O’Neil
Jennifer Pickering

2025	David O’Neil	Katrina Sparano (July 1 - Feb 15);
Kaitlyn O’Neil (Jan 6 – June 30);
Jennifer Pickering

2024	David O’Neil	Katrina Sparano

The average compensation actually paid to non-PEO NEOs for fiscal year 2024 and 2025 includes compensation actually paid to Katrina Sparano for those years. Ms. Sparano was a Named Executive Officer in 2024 and 2025, but was not a Named Executive Officer for fiscal year 2026.

(2)	Total Shareholder Return amounts assume an initial fixed investment of $100 in the earliest year presented in the chart, and that all dividends, if any, were reinvested. The reported amounts are measured as of the end of each applicable fiscal year presented in the table.

(3)	Deductions from, and additions to, total compensation as reported in the Summary Compensation Table by year to calculate compensation actually paid as follows:
	2024		2025		2026
	Current PEO	Average Non-PEO NEOs	Current PEO	Average Non- PEO NEOs	Current PEO	Average Non-PEO NEOs (1)
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(20,150)	$(20,150)	$(7,455)	$(21,742)	$0	$0

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$35,550	$35,550	$62,730	$92,900	$0	$0

Increase (deduction) for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$13,715	$13,715	$103,850	$72,719	$67,080	$162,900

Increase (deduction) for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$0	$0	$112,470	$56,235	$110,850	$27,369

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	$0	$0	$0

TOTAL ADJUSTMENTS	$29,115	$29,115	$271,595	$200,112	$177,930	$190,269

Other Named Executive Officers (NEOs) represents compensation of the sole non-PEO NEO for fiscal year 2024, and the average compensation of the non-PEO NEOs identified above for fiscal years 2025 and 2026. In addition, Katrina Sparano received a cash bonus during fiscal year 2026 related to her performance during fiscal year 2025 in the amount of $15,000 that is not included in the table above.

Year	Executive(s)	Summary Compensation Table Total ($)	Subtract Stock Awards ($)	Add Year- End Equity Value ($)	Change in Value of Prior Equity Awards ($)	Add Change in Value of Vested Equity Awards ($)	Subtract Value of Equity Awards that Failed to Meet Vesting Conditions ($)	Compensation Actually Paid ($)
2026	Mr. O’Neil	$756,143	$0	$0	$67,080	$110,850	$0	$934,073
	Other NEO (1)	$256,684	$0	$0	$162,900	$27,369	$0	$446,953

2025	Mr. O’Neil	$655,147	$(7,455)	$62,730	$103,850	$112,470	$0	$926,742
	Other NEO (1)	$168,121	$(21,742)	$92,900	$72,719	$56,235	$0	$368,233

2024	Mr. O’Neil	$621,964	$(20,150)	$35,550	$13,715	$0	$0	$651,079
	Other NEO (1)	$268,348	$(20,150)	$35,550	$13,715	$0	$0	$297,463

(1) Other Named Executive Officers (NEOs) represents compensation of the sole non-PEO NEO for fiscal year 2024, and the average compensation of the non-PEO NEOs identified above for fiscal years 2025 and 2026.

TIMING AND PRICING OF EQUITY AWARDS

Generally, the board of directors approves grants of stock options to the named executive officers, other key employees, and directors, annually at a regularly-scheduled meeting. However, in connection with the appointment of a new officer, the board of directors may approve an option grant at other times in connection with or shortly following the individual’s commencement of employment. Because of the practice of granting stock options at regularly scheduled meetings, the board of directors does not coordinate the timing of the grants with the release of material non-public information. Moreover, stock options granted by the board of directors have a two-year vesting period which prevents the immediate realization of value should material non-public information be released shortly after an option award. There were no options granted to the named executive officers during the fiscal year ended June 30, 2026.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of June 30, 2026 with respect to compensation plans under which equity securities of the Company may be issued:

Equity Compensation Plan INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plan (excluding securities reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	114,342	$19.80	14,969

Equity compensation plans not approved by security holders	—	—	—

Total	114,342		14,969

INSURANCE

The executive officers of the Company can elect to be covered under the company-sponsored medical health plans, which do not discriminate in favor of the officers of the Company and which are available generally to all employees. In addition, the executive officers are covered under a group life plan, which does not discriminate, and is available to all employees.

The Company maintains insurance coverage, as authorized by Section 726 of the New York Business Corporation Law, providing for (a) reimbursement of the Company for payments it makes to indemnify officers and directors of the Company, and (b) payment on behalf of officers and directors of the Company for losses, costs and expenses incurred by such individuals in any actions.

EMPLOYEE RETIREMENT PLAN AND TRUST

Under the Company’s ESOP, approved by the Board of Directors on June 2, 1989, effective July 1, 1988, all non-union employees of the Company, including the Company’s executive officers and non-executive officers are eligible to participate. The ESOP is a non-contributory plan, which is designed to invest primarily in shares of common stock of the Company. Certain technical amendments not considered material were adopted effective as of June 10, 1994, July 1, 2003, July 1, 2005, July 1, 2016, and January 1, 2020. The plan was last restated on July 1, 2024.

Of the 368,709 shares of common stock of the Company allocated to participants of the ESOP as of June 30, 2026, 16,249 shares were allocated to Mr. O’Neil, 506 shares were allocated to Ms. O’Neil, and 1,375 shares were allocated to Ms. Pickering. Mr. O’Neil is 100% vested in his account as of June 30, 2026. Ms. O’Neil is 0% vested in her account as of June 30, 2026. Ms. Pickering is 20% vested in her account as of June 30, 2026.

The ESOP’s purchase of common stock from the Company has been financed by loans from the Company to the ESOP. Each year the Company makes contributions to the ESOP, which are used to make loan interest and principal payments to the Company. Following each payment of principal on the loan, a portion of the unallocated shares held by the ESOP is allocated to participants.

On December 1, 2020, pursuant to a Stock Purchase Agreement dated as of such date, the Company sold 300,000 shares of its common stock to the ESOP. The ESOP paid $18.29 per share, for an aggregate purchase price of $5,487,000. The ESOP borrowed from the Company an amount equal to the purchase price. The loan will be repaid in fifteen (15) equal annual installments of principal and the unpaid balance will bear interest at a fixed rate of 3.00% per annum.

The Board of Directors of the Company had approved a purchase price equal to the fair market value as determined by an independent valuation firm retained by the ESOP. The average trading price of the Company’s common stock of the NYSE – American on November 30, 2020 was $19.12.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

Incidental to his appointment as the Company’s new President and Chief Executive Officer on January 1, 2022, the Company entered into an Employment Agreement with Mr. O’Neil, initially through December 31, 2023. On June 6, 2024, the Company and Mr. O’Neil entered into a new employment agreement through December 31, 2026 (the “2024 Employment Agreement”). The 2024 Employment Agreement was replaced on September 8, 2025 with another employment agreement, effective July 1, 2025, for a three-year term ending June 30, 2028 (the “2025 Employment Agreement”).

The 2025 Employment Agreement provides for the payment of base compensation and bonus compensation as follows: Mr. O’Neil is entitled to an annual, performance-based, cash bonus comprised of three components, with the maximum aggregate amount payable not to exceed $250,000. The first component is discretionary, based upon an annual performance assessment and may not exceed 50% of the base salary. The second component is based on the increase in combined sales plus backlog over the average of the prior three fiscal years, times 0.5% (one-half of one percent), and may not exceed $125,000. The third component is based on the increase in operating earnings of at least 13% of net sales and may not exceed $125,000. If Mr. O’Neil is terminated “without cause”, or if he voluntarily terminates his employment for “good reason”, he is entitled to receive nine months of severance pay based upon his base salary. If he voluntarily terminates his employment incidental to a “change of control”, he is entitled to severance pay equal to 18 months of his base salary.

Following her appointment as Principal Financial Officer and Treasurer effective February 15, 2025, the Company entered into an Employment Agreement with Kaitlyn O’Neil, effective March 15, 2025, for a term of one year which automatically renews for additional one-year periods unless either the Company or Ms. O’Neil gives at least 60 days’ notice to the contrary. Ms. O’Neil receives an annual base salary and may be paid bonus compensation, at the discretion of the Board, based upon the recommendation of the President and Chief Executive Officer. If Ms. O’Neil is terminated “without cause” she is entitled to nine months of severance pay based upon her base salary.

Incidental to her appointment as Chief Human Resources Officer and Corporate Secretary effective July 1, 2024, the Company entered into an Employment Agreement with Jennifer Pickering, effective March 15, 2025, for a term of one year which automatically renews for additional one-year periods unless either the Company or Ms. Pickering gives at least 60 days’ notice to the contrary. Ms. Pickering receives an annual base salary and may be paid bonus compensation, at the discretion of the Board, based upon the recommendation of the President and Chief Executive Officer. If Ms. Pickering is terminated “without cause” she is entitled to nine months of severance pay based upon her base salary.

STOCK TRADING POLICY – HEDGING

The Board has implemented a stock trading policy that applies to the Board of Directors, executive officers and other persons whom the Company may designate from time to time as “insiders” because of their access to information. Under this policy, trading in the Company’s securities is prohibited except during specifically designated windows. Additionally, these persons are prohibited from engaging in trading incidental to announcements regarding Company repurchase plans, and from engaging in various trading practices which would suggest speculation in Company securities, including short sales, puts, calls, trading on margin, swaps, or other hedging transactions. The policy also disallows these persons from pledging the Company securities as collateral for a loan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) is comprised of three independent directors and operates under a written charter, revised most recently by the Board on June 4, 2026. The Audit Committee Charter is available on the Company’s website at www.espey.com under the tab “Corporate Governance”.

In fulfilling its responsibilities, the Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2026 with management and the independent public accountants.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the committee under the standards of the PCAOB, including Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and us, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to us, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee considered and concluded that the provision of non-audit services by the independent public accountants was compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026.

Audit Committee:
Nancy Patzwahl, Chair
Paul J. Corr
Michael Wool

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Nominating Committee of the Board of Directors (the “Nominating Committee”) is comprised of three independent directors and operates under a written charter. A copy of the charter is available on the Company’s website, www.espey.com, under the tab “Corporate Governance”.

The Nominating Committee will review the present needs of the Board and establish criteria as to particular qualifications in terms of background and experience that could meet such needs. At a minimum, the Nominating Committee believes that nominees for Directors should have either experience in the industry in which the Company engages or professional, business or academic qualifications that differ from existing members of the Board and could augment the aggregate expertise possessed by Board members. In addition to industry experience, the Nominating Committee will consider the following skill sets and experience: corporate management experience, financial acumen, experience in international sales, mergers and acquisition experience and corporate governance experience. The Company further believes that all nominees should be able to make a contribution to the Board that will enhance the development and growth of the Company’s business and shareholder value; devote adequate time to service as a Director; and work well with other Board members in a collegial manner.

The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, shareholders or external sources and all self-nominated candidates. The Nominating Committee will use the same criteria for evaluating candidates nominated by shareholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. Due, in part, to the size of the Company’s business and the relatively simple corporate structure, the Board determined to reduce the fixed number of Directors to six, with one seat (Class B) currently remaining vacant.

The Nominating Committee will consider bona fide recommendations by shareholders as to potential Director Nominees, who meet the above standards. A shareholder wishing to submit such a recommendation should send a letter, postmarked no more than 180 days and no later than 120 days prior to the date on which the Company’s Annual Meeting was held during the prior year, to the Secretary of the Company. In the case of an Annual Meeting that is called for a date that is not within 30 calendar days before or after the first anniversary date of the Annual Meeting of Shareholders in the immediately preceding year, any such written proposal of nomination must be received by the Secretary not less than five days after the Company shall have issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an Annual Meeting of Shareholders will be held. The letter must identify its writer as a shareholder of the Company, provide evidence of the writer’s stock ownership and provide:

•	The name, address, telephone number and social security number of the candidate to be considered;
•	A description of understandings, contractual, business or familial relationships between the shareholder and the candidate, if any, and an unexecuted written consent of the candidate to serve as a director of the Company, if nominated and elected;
•	The candidate’s resume and at least three references;
•	A statement of the candidate’s qualifications to serve on the Board of Directors and specified Board committees which shall include an explanation as to how elements of the candidate’s background and experience would be a benefit to the Company and its business.

All candidates recommended to the Nominating Committee must meet the independence standards of the NYSE American and the definition of “independent director” in the Company’s By-Laws.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of two independent directors and operates under a written charter, adopted on February 20, 2009. A copy of the charter is available on the Company’s website, www.espey.com, under the tab “Corporate Governance”.

The objectives of the compensation program are designed to align performance with the interests of shareholders, reward performance, retain and recruit qualified and effective talent.

The Committee will consult with senior management to establish, review and evaluate the long-term strategy of executive compensation and the types of stock and other compensation plans utilized by the Company. The Committee will also assist the Board in the establishment of annual goals and objectives for the Company’s Chief Executive Officer, as well as consulting with the Chief Executive Officer to establish goals and objectives for other members of senior management. The Committee will assist the Board in establishing plans for executive officer development. The Committee has not engaged a compensation consultant in connection with the discharge of its responsibilities.

The Committee is responsible for recommending to the Board all grants and awards under the Company’s stock option plans and other equity-based plans. It is not intended that the authority of the Board to make grants under the 2017 Stock Option and Restricted Stock Plan be delegated to the Committee, but rather that the Committee serve in an advisory capacity. The Committee will also consult with the Chief Executive Officer for senior management grants and awards. The Board has authorized the Chief Executive Officer to grant up to 2,000 stock options, without further approval, incidental to the hiring of new senior level employees.

The Committee will review compensation paid to non-employee directors and make recommendations to the Board for any adjustments.

The Committee will review and approve, in consultation with the Chief Executive Officer, any severance or similar termination payments proposed to be made to any current or former executive officer of the Company (other than the current Chief Executive Officer), and review and recommend to the Board any severance or similar termination payments proposed to be made to the current Chief Executive Officer.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Mail can be addressed to Directors in care of the Office of the Secretary, Espey Mfg. & Electronics Corp., 233 Ballston Avenue, Saratoga Springs, New York 12866. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chair of the Audit Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chair of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding ownership of the Company’s outstanding Common Stock as of October 15, 2026, by each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock:

Title Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Class	Percent

Common Stock	Espey Mfg. & Electronics Corp. Employee Retirement Plan and Trust 233 Ballston Ave. Saratoga Springs, NY 12866	537,345 – Indirect (1)	18%

(1)	The Schedule 13G/A filed January 26, 2026 with the SEC disclosed 537,345 shares. Subsequent to that date, 33,662 shares were distributed to participants, reducing the balance in the Trust to 503,683 as of October 15, 2026 (17% of the outstanding shares.) The ESOP has the sole voting power with respect to shares held by it which have not been allocated to participant accounts, and shared voting power with respect to shares held by it which have been allocated to participant accounts. Pursuant to the ESOP, participants are entitled to instruct the Trustees as to the voting of shares allocated to their accounts unless the Trustees determine that the instructions would be a violation of ERISA. Subject to ERISA, the Trustees vote the unallocated shares in the manner directed by the Board of Directors of the Company, which is currently in the same proportion as the instructions received on the allocated shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following information is furnished as of October 15, 2026, as to each class of equity securities of the Company beneficially owned by all Directors and Executive Officers and by Directors and Executive Officers of the Company as a Group:

Title Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Paul J. Corr	26,539-	Direct (1)	*

Common Stock	Carl Helmetag	37,711-	Direct (1)	1.28%
		1,504-	Indirect (3)

Common Stock	David O’Neil	15,250-	Direct (1)	*
		10,715-	Indirect (2)

Common Stock	Kaitlyn O’Neil	506-	Indirect (2)	*

Common Stock	Nancy K. Patzwahl	6,300-	Direct (1)	*

Common Stock	Jennifer Pickering	5,000-	Direct (1)	*
		1,375-	Indirect (2)

Common Stock	Michael Wool	28,342-	Direct (1)	*
		2,000-	Indirect (4)

	Officers and Directors	119,142-	Direct (1)	4.39%
	as a Group (7 persons)	16,100-	Indirect (2) (3) (4)

* Less than one percent

1)	Direct shares include options to acquire shares, which are exercisable within 60 days as follows:
Name of Beneficial Owner	Exercisable Options	Name of Beneficial Owner	Exercisable Options

Paul J. Corr	6,100	Michael Wool	10,550
Carl Helmetag	14,542	David O’Neil	1,500
Nancy K. Patzwahl	3,800	Jennifer Pickering	2,500
2)	Includes shares allocated to the named officer as of June 30, 2026, as a participant in the Company’s ESOP and may reflect dispositions that have occurred since the date of the person’s last ownership report on Form 4. Each such person has the right to direct the manner in which such shares allocated to him or her are to be voted by the ESOP Trustee.
3)	In the case of Mr. Helmetag, represents 1,504 shares held in an IRA account.
4)	In the case of Mr. Wool, represents 2,000 shares held in an IRA account by his spouse.

There are no arrangements known to the Company, the operation of which may at a subsequent date, result in change of control of the Company.

CODE OF ETHICS

The Company has adopted a Code of Ethics which is available on the Company’s website at www.espey.com under the tab “Corporate Governance.”

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected PKF O'Connor Davies (PKF), as the Company's independent public accountants for the fiscal year ending June 30, 2027.

Unless otherwise specified by the shareholders, the shares represented by their properly executed proxies will be voted for ratification of the appointment of PKF O'Connor Davies as independent accountants for the fiscal year ending June 30, 2027. The Company is advised by said firm that neither the firm nor any of its members now has, or during the past three years had, any direct financial interest or material indirect financial interest or any connection with the Company.

Change in Independent Registered Public Accounting Firm

On October 13, 2026, upon the recommendation and approval of the Audit Committee of the Board of Directors, the Company dismissed WithumSmith+Brown, PC (“Withum”) as its independent registered public accounting firm. Concurrently, following an evaluation process, the Audit Committee selected PKF O'Connor Davies (“PKF”) as the Company’s new independent registered public accounting firm for the fiscal year ending June 30, 2027.

Withum’s reports on the Company’s financial statements as of and for the fiscal years ended June 30, 2025 and June 30, 2026 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended June 30, 2025 and June 30, 2026, and through October 13, 2026, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Withum on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Withum’s satisfaction, would have caused Withum to make reference thereto in its reports. Additionally, during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended June 30, 2025 and June 30, 2026, neither the Company nor anyone on its behalf consulted with PKF regarding any matters.

A letter from Withum regarding the foregoing was filed as Exhibit 16.1 to Form 8-K filed on October 16, 2026.

Representatives of PKF O'Connor Davies and Withum are not expected to attend the Annual Meeting. However, representatives of each firm are expected to be available by telephone during the Annual Meeting.  If shareholders have appropriate questions for either firm, the Company will contact that firm so it can respond. Each firm will also have the opportunity to make a statement if it desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PKF O'CONNOR DAVIES ("PKF") AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2027.

The fees billed or expected to be billed for professional services by our previous independent public accounting firm WithumSmith + Brown, PC for the fiscal years ended June 30, 2026 and June 30, 2025 were:

TYPE OF FEES	2026	2025
(1) Audit Fees	$141,500	$146,500
(2) Audit Related Fees	$0	$0
(3) Tax Fees	$20,500	$20,950
(4) All Other Fees	None	None
Total	$162,000	$167,450

In the above table, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, and for services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning rendered by the principal accountant. 100% of the services set forth in items (1) through (3) above were approved by the Audit Committee in accordance with its charter.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that its officers, directors, and stockholders who own more than ten percent of the Company’s equity securities complied with all Section 16(a) filing requirements for the fiscal year ended June 30, 2026, except that, as a result of late notification from the brokerage firm, a Form 4 filed on August 6, 2026 on behalf of Mr. Michael Wool was inadvertently filed late with respect to reporting the transfer of 2,000 directly held shares from Mr. Wool’s account to his spouse’s IRA.

ANNUAL REPORTS

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, including financial statements as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Such financial statements are not incorporated herein by reference.

A copy of the Company’s Annual Report on Form 10-K (including financial statements and schedules thereto) for the fiscal year ended June 30, 2026, filed with the Securities and Exchange Commission will be provided without charge upon the written request of shareholders to Espey Mfg. & Electronics Corp., Attention: Investor Relations, 233 Ballston Avenue, Saratoga Springs, New York 12866. The Company’s Form 10-K for the fiscal year ended June 30, 2026 can also be viewed electronically through a link at the Company’s website at www.espey.com.

SHAREHOLDER PROPOSALS

Any shareholder proposal which may be a proper subject for inclusion in the proxy statement and for consideration at the 2027 Annual Meeting must be received by the Company at its Principal Executive Office no later than June 28, 2027, if it is to be included in the Company’s 2027 proxy statement and proxy form. In addition, the Company’s By-Laws outline procedures that a shareholder must follow to nominate directors or to bring other business before an Annual Meeting of Shareholders. Except as required under the Business Corporation Law of New York, shareholder proposals will not be considered at special meetings.

PROXY SOLICITATION

The solicitation of the enclosed proxy is being made on behalf of the Board of Directors and the cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy to shareholders is to be borne by the Company.

October 26, 2026

Saratoga Springs, New York

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on December 4, 2026. Online Go to www.investorvote.com/ESP or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR the nominees and FOR Proposal 2. 1. Election of Directors. For Withhold For Withhold 01 - Michael Wool 02 - Jennifer Pickering 2. To ratify the appointment of PKF O’Connor Davies (PKF), as the Company’s independent public accountants for the fiscal year ending June 30, 2027. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 04CBPC

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 4, 2026. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: WWW.EDOCUMENTVIEW.COM/ESP q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — ESPEY MFG. & ELECTRONICS CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PROXY FOR THE 2026 ANNUAL MEETING SHAREHOLDERS December 4, 2026 The undersigned hereby appoints Carl Helmetag and Nancy Patzwahl as Proxies, each with the power to appoint a substitute, and hereby authorizes them, or any one of them, to represent and to vote, as designated below, all the shares of common stock of ESPEY MFG. & ELECTRONICS CORP. which the undersigned would be entitled to vote if personally present at the 2026 Annual Meeting of Shareholders to be held on December 4, 2026, or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS FULL PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE C Non-Voting Items Change of Address — Please print new address below.